UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2017

RSP PERMIAN, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 001-36264

Delaware	90-1022997
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3141 Hood Street, Suite 500

Dallas, Texas 75219

(Address of principal executive offices) (Zip Code)

(214) 252-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

Consummation of SHEP II Transaction

On March 1, 2017, RSP Permian, Inc., a Delaware corporation (the “Company”), completed the previously announced acquisition of Silver Hill E&P II, LLC, a Delaware limited liability company (“SHEP II”), from Silver Hill Energy Partners II, LLC, a Delaware limited liability company (“SHEP II Seller”). Pursuant to the terms of that certain Membership Interest Purchase and Sale Agreement, dated as of October 13, 2016 (the “SHEP II Purchase Agreement”), by and among the Company, SHEP II Seller, SHEP II and RSP Permian, L.L.C., a Delaware limited liability company (“Buyer”), the Company caused Buyer, its wholly-owned subsidiary, to acquire 100% the outstanding membership interests in SHEP II from SHEP II Seller for approximately (i) $646 million in cash, net of certain adjustments, including reductions to reflect the retirement of debt of SHEP II and (ii) the issuance (the “SHEP II Issuance”) of 16,019,638 shares of the Company’s common stock, par value $0.01 per share (“Company Common Stock”). Following the consummation of the transactions contemplated by the SHEP II Purchase Agreement (collectively, the “SHEP II Transaction”), SHEP II became an indirect, wholly owned subsidiary of the Company. The composition of the board of the Company did not change as a result of the consummation of the SHEP II Transaction.

On February 24, 2017, the Company convened a special meeting of the Company stockholders (the “Special Meeting”) at which the Company stockholders were asked to vote on a proposal to approve the SHEP II Issuance (the “Stock Issuance Proposal”). Pursuant to the SHEP II Purchase Agreement, Silver Hill Energy Partners Holdings, LLC, which received shares of Company Common Stock from the Company as partial consideration for the Company’s acquisition of Silver Hill Energy Partners, LLC on November 28, 2016, was not entitled to vote at the Special Meeting. The results of the Special Meeting are set forth below under Item 5.07.

The material terms of the SHEP II Purchase Agreement were reported under the heading “SHEP Purchase Agreements” in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 13, 2016 and are incorporated herein by reference. The description of the SHEP II Purchase Agreement is a summary only and is qualified in its entirety by reference to the SHEP II Purchase Agreement, a copy of which was filed with the SEC as Exhibit 10.2 to the Company’s Current Report on Form 8-K on October 13, 2016 and is incorporated herein by reference.

In connection with the consummation of the SHEP II Transaction, the Company entered into a registration rights agreement dated as of March 1, 2017 (the “Registration Rights Agreement”) with SHEP II Seller, the material terms of which were previously reported under the heading “Registration Rights Agreement” in Item 1.01 of the Current Report on Form 8-K filed with the SEC on October 13, 2016 and are incorporated herein by reference. The description of the Registration Rights Agreement is a summary only and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which was filed with the SEC as Exhibit 4.3 to the Company’s Current Report on Form 8-K on October 13, 2016 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 regarding the SHEP II Issuance is incorporated by reference into this Item 3.02. The SHEP II Issuance did not involve a public offering and was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth under Item 2.01 regarding the Registration Rights Agreement is incorporated by reference into this Item 3.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 24, 2017, the Company held the Special Meeting, at which the following items were voted upon:

(1) Approval of the Stock Issuance Proposal.

	Shares Voted
For	Against	Abstentions
105,878,540	9,082	115,818

There were no broker non-votes on this proposal.

(2) Approval of the adjournment or postponement of the Special Meeting, if necessary or appropriate to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the Stock Issuance Proposal.

	Shares Voted
For	Against	Abstentions
100,695,122	5,091,169	217,148

There were no broker non-votes on this proposal.

Item 8.01	Other Events.

On March 1, 2017, the Company issued a press release announcing the consummation of the SHEP II Transaction. A copy of the news release is attached hereto as Exhibit 99.1.

Item 9.01	Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	News Release, dated March 1, 2017, entitled “RSP Permian, Inc. Completes Second Part of Silver Hill Energy Partners Transaction.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSP PERMIAN, INC.

Date: March 1, 2017	By:	/s/ James E. Mutrie
	Name:	James E. Mutrie
	Title:	Vice President, General Counsel and Corporate Secretary

RSP Permian, Inc.

Exhibit Index

Exhibit No.	Description

99.1	News Release, dated March 1, 2017, entitled “RSP Permian, Inc. Completes Second Part of Silver Hill Energy Partners Transaction.”

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